Exhibit 10(r)
DEFERRED COMPENSATION PLAN
FOR
COMPASS BANCSHARES, INC.
AS AMENDED AND RESTATED
AS OF JANUARY 1, 2005
ARTICLE I
Purpose and Adoption of Plan
     1.1 Adoption: Compass Bancshares, Inc. and the other Employing Companies adopted and established the Deferred Compensation Plan for Compass Bancshares, Inc. effective as of February 1, 1996. The Plan is an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the Employing Companies.
     1.2 Purpose: The Plan is designed to permit a select group of management or highly compensated employees to defer a portion of their Compensation, and/or to defer amounts credited to their Accounts in the discretion of the Company, until their death or termination of employment from their Employing Company.
     1.3 Purpose of the 2005 Amendment and Restatement: The primary purpose of the amendment and restatement of the Plan is to (a) comply fully with Section 409A of the Code and the Treasury regulations and other guidance with respect to Post-2004 Deferrals and to preserve the terms of the Plan prior to this amendment and restatement with respect to the Pre-2005 Deferrals and (b) allow for the credit of discretionary Company contributions to the Accounts of Participants. This amendment and restatement shall be effective as of January 1, 2005, except in the case of the addition of the discretionary Company contribution feature provided at Section 5.8 hereof, which shall be effective as of January 1, 2006.
ARTICLE II
Definitions
     For purposes of the Deferred Compensation Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context:
     2.1 “Account” shall mean the account or accounts established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferred Compensation plus any discretionary amounts credited by the Company for the benefit of the Participant and to record the adjustments thereto arising from hypothetical income, gains, losses, and any other credits or charges. The Account shall be maintained so that a Participant’s Pre-2005 Deferrals and Post-2004 Deferrals are separately accounted for including adjustments thereto arising from hypothetical income, gains, losses, and any other credits or charges attributable thereto.
     2.2 “Administrative Committee” shall mean the committee referred to in Section 3.1.

     2.3 “Basic Compensation” shall mean the monthly rate of an Employee’s base wages or salary paid by any Employing Company to an Employee, including amounts contributed by an Employing Company to the Compass Bancshares, Inc. Employee Stock Ownership Plan as salary deferral contributions pursuant to the Employee’s exercise of his deferral option made in accordance with Section 401(k) of the Code, amounts contributed by an Employing Company to the Compass Bancshares, Inc. Flexible Benefits Plan (“Superflex”) on behalf of the Employee pursuant to his salary reduction election under such plan and in accordance with Section 125 of the Code, amounts contributed to a qualified parking plan under Section 132(f) of the Code, and any amounts contributed by the Employee on a pre-tax basis to any other qualified or non-qualified deferred compensation plans of the Company; but disregarding overtime, Incentive Compensation and such amounts which are reimbursements to an Employee paid by any Employing Company including, but not limited to, reimbursement for such items as moving expenses, automobile expenses, tax preparation expenses, travel and entertainment expenses, and health and life insurance premiums.
     2.4 “Beneficiary” shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant.
     2.5 “Board of Directors” shall mean the Board of Directors of the Company or the Compensation Committee thereof.
     2.6 “Change in Control” for Pre-2005 Deferrals shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), or (ii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, unless, following such acquisition of beneficial ownership or transaction more than 60% of the then outstanding shares of common stock of the Person resulting from such reorganization, merger or consolidation, or the Person acquiring such beneficial ownership or assets, and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition or transaction, in substantially the same proportions as their ownership of Outstanding Common Stock and Outstanding Voting Securities prior to such event.
     “Change in Control” for Post-2004 Deferrals shall mean a change in the ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Code Section 409A and any Internal Revenue Service guidance, including any Treasury regulations issued in connection with Code Section 409A.

     2.7 “Closing Price” shall mean the closing price on any trading day of a share of Common Stock based on consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of stock exchange on which the Common Stock is traded.
     2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.
     2.9 “Common Stock” shall mean the common stock of the Company.
     2.10 “Company” shall mean Compass Bancshares, Inc.
     2.11 “Compensation” shall mean an Employee’s Basic Compensation and Incentive Compensation.
     2.12 “Deferral Election” shall mean the Participant’s written election to defer a portion of his Compensation pursuant to Article V.
     2.13 “Effective Date” shall mean the first day of the first payroll period the Administrative Committee shall permit a Participant to defer Compensation under the Plan but in no event later than thirty (30) days following the date the Employee is notified by the Administrative Committee, or its designee, that the Employee is eligible to participate in the Plan.
     2.14 “Employee” shall mean any person who is currently employed by an Employing Company.
     2.15 “Employing Company” shall mean the Company, or each affiliate or subsidiary (direct or indirect) of Compass Bancshares, Inc., which shall have Employees selected for participation in the Plan.
     2.16 “Enrollment Date” shall mean the Effective Date, January 1 of each Plan Year, and such other dates as may be determined from time to time by the Administrative Committee.
     2.17 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     2.18 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     2.19 “Incentive Compensation” shall mean bonuses, commissions, and other forms of extraordinary compensation that are supplemental to Basic Compensation and are dependent upon the Employee’s exceeding individual or corporate performance goals or upon other work-related achievements and performance.

     2.20 “Investment Request” shall mean the Participant’s expressed preference to have his Account invested pursuant to Sections 6.1 or 6.2 and which is approved by the Administrative Committee.
     2.21 “Key Employee” shall mean, for purposes of this Plan and in accordance with Section 409A of the Code, a key employee as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof.
     2.22 “Participant” shall mean an Employee or former Employee of an Employing Company who is eligible to receive benefits under the Plan.
     2.23 “Performance-Based Compensation” shall mean Compensation that meets the requirements of performance-based compensation specified in Section 409A(a)(4)(B)(iii) of the Code and regulations and other guidance promulgated thereunder. Performance-Based Compensation shall be designated as such by the Company and must relate to services performed by the Participant during a designated incentive period of at least twelve (12) months and must be variable and contingent on the satisfaction of pre-established organizational or individual performance criteria and not readily ascertainable at the time.
     2.24 “Plan” shall mean the Deferred Compensation Plan for Compass Bancshares, Inc, as amended from time to time.
     2.25 “Plan Year” shall mean the twelve (12) month period commencing January 1st and ending on the last day of December next following except that the first Plan Year shall be February 1, 1996 through December 31, 1996.
     2.26 “Post-2004 Deferrals” shall mean the portion of the Participant’s Accounts other than Pre-2005 Deferrals inclusive of any discretionary Company contributions (plus the deemed investment earnings and losses attributable to such amounts) made pursuant to Section 5.8 hereinbelow.
     2.27 “Pre-2005 Deferrals” shall mean the portion of the Participant’s Accounts determined as of December 31, 2004, the right to which was earned and vested as of December 31, 2004, plus deemed investment earnings and losses attributable to such amounts.
     2.28 “Separation from Service” shall mean a Participant’s separation from service as an Employee with the Company for purposes of Section 409A of the Code including the Treasury regulations and other guidance issued thereunder other than for death or leave of absence. A transfer of employment within or among the Company and any member of a controlled group, as provided in Code Section 409A(d)(6) shall not be deemed a Separation from Service.
     2.29 “Unforeseeable Emergency” for Pre-2005 Deferrals shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if early withdrawal was not permitted.

     “Unforeseeable Emergency” for Post-2004 Deferrals shall mean (a) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Code Section 152(a)) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Administrative Committee, in its sole and absolute discretion as defined by Section 409A of the Code and the Treasury regulations and other guidance thereunder.
     The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.
ARTICLE III
Administration of Plan
     3.1 The general administration of the Plan shall be placed in the Administrative Committee. Members shall be appointed by the Board of Directors. Any member may resign or be removed by the Board of Directors and new members may be appointed by the Board of Directors. The Administrative Committee shall select a chairman and may select a secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.
     3.2 No member of the Administrative Committee shall receive any compensation from the Plan for his service.
     3.3 The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall have full discretion to interpret the Plan and determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.
     3.4 The Administrative Committee shall be reimbursed by the Employing Companies for all reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

     3.5 (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.
          (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by persons designated thereby.
          (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants’ records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Employing Company; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrative Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.
     3.6 The procedures for filing claims for payments under the Plan are described below:
          (a) Submission of Claim. It is the intent of the Company to make payments under the Plan without the Participant having to complete or submit any claim forms. However, any Participant or Beneficiary who believes he or she is entitled to a payment under the Plan may submit a claim for payment to the Administrative Committee. Any claim for payments under the Plan must be made by the Participant or his or her Beneficiary in writing and state the claimant’s name and nature of benefits payable under the Plan. The claimant’s claim shall be deemed to be filed when delivered to a member of the Administrative Committee which shall make all determinations as to the right of any person persons to benefits hereunder. Claims for benefits under this Plan shall be made by the Participant, his or her Beneficiary or a duly authorized representative thereof (“claimant”).
          (b) Notice of Denial of Claim. If the claim is wholly or partially denied, the Administrative Committee shall provide written or electronic notice thereof to the claimant within a reasonable period of time, but not later than ninety (90) days after receipt of the claim. An extension of time for processing the claim for benefits is allowable if special circumstances require an extension, but such an extension shall not extend beyond one hundred eighty (180) days from the date the claim for benefits is received by the Administrative Committee. Written notice of any extension of time shall be delivered or mailed within ninety (90) days after receipt of the claim and shall include an explanation of the special circumstances requiring the extension and the date by which the Administrative Committee expects to render the final decision.
          The notice of adverse benefit determination shall (i) specify the reason for the denial; (ii) reference the provisions of this Plan on which the denial is based; (iii) describe the additional material or information, if any, necessary for the claimant to receive benefits and explain why such information is necessary; (iv) indicate the steps to be taken by the claimant if a review of the denial is desired, including the time limits applicable thereto; and (v) contain a statement of the claimant’s right to bring a civil action under ERISA in the event of an adverse determination on review. If notice of the adverse benefit determination is not furnished in accordance with the preceding provisions of this Section, the claim shall be deemed denied and the claimant shall be permitted to exercise his right to review as set forth below.
          (c) Review of Denied Claim. If a claim is denied and a review is desired, the claimant shall notify the Administrative Committee in writing within sixty (60) days after receipt of written notice of a denial of a claim. In requesting a review, the claimant may submit any written comments, documents, records, and other information relating to the claim, the claimant feels are appropriate. The claimant shall, upon request and free of charge, be provided reasonable access to, and copies of, all documents, records and other information “relevant” to the claimant’s claim for benefits. The Administrative Committee shall review the claim taking into account all comments, documents, records and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.
          (d) Decision on Review. The Administrative Committee shall provide the claimant with written notice of its decision on review within a reasonable period of time, but not later than sixty (60) days after receipt of a request for a review. An extension of time for making the decision on the request for review is allowable if special circumstances shall occur, but such an extension shall not extend beyond one hundred twenty (120) days from the date the request for review is received by the Administrative Committee. Written notice of the extension of time shall be delivered or mailed within sixty (60) days after receipt of the request for review, indicating the special circumstances requiring an extension and the date by which the Administrative Committee expects to render a determination.
          In the event of an adverse benefit determination on review, the notice thereof shall (i) specify the reason or reasons for the adverse determination; (ii) reference the specific provisions of this Plan on which the benefit determination is based; (iii) contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all do records and other information “relevant” to the claimant’s claim for benefits; and (iv) inform the claimant of the right to bring a civil action under the provisions of ERISA.
          For purposes hereof, documents, records and information shall be considered “relevant” to the claimant’s claim if it (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, whether or not actually relied upon in making the determination; or (iii) demonstrates compliance with the administrative processes and safeguards of this claims procedure.
          (e) Preservation of Remedies. After exhaustion of the claims procedure as provided herein, nothing shall prevent the claimant from pursuing any other legal or equitable remedy otherwise available, including the right to bring a civil action under Section 502(a) of ERISA, if applicable. Notwithstanding the foregoing, no legal action may be commenced or maintained against the Company, any Employing Company or the Administrative Committee more than ninety (90) days after the claimant has exhausted the administrative remedies set forth in this Section 3.6.
ARTICLE IV
Eligibility
     4.1 Any Employee whose Compensation equals or exceeds such minimum amount as may be established by the Administrative Committee from time to time, may elect to participate in the Plan. The Administrative Committee shall be authorized to establish the minimum Compensation required for eligibility to participate in the Plan which shall be effective as of the first day of the next succeeding Plan Year.
     4.2 Notwithstanding the above, the Administrative Committee shall be authorized to modify the minimum Compensation amount and rescind the eligibility of any Participant if necessary to insure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under ERISA.
     4.3 If the Administrative Committee determines that a Participant is no longer eligible to participate in the Plan, the Participant’s Deferral Election shall terminate and he shall make no more contributions under the Plan until it is again determined he is eligible to participate. The Account of such a Participant shall continue to be adjusted by the provisions of Article VI until the Account is distributed under Article VII.
ARTICLE V
Deferral Elections and Employer Contributions
     5.1 A Participant may elect to defer payment of a portion of his Compensation otherwise payable to him during each payroll period after his Effective Date for services to be rendered after the Effective Date and by any whole percentage of his Basic Compensation, and any whole percentage of his Incentive Compensation, such amount to be credited to his Account under the Plan.
     5.2 An Account shall be established for each Participant by the Company as of the effective date of such Participant’s initial Deferral Election.
     5.3 The Deferral Election shall be made in writing on a form prescribed by the Company and said Deferral Election shall state:

          (a) That the Participant wishes to make an election to defer the receipt of a portion of his Basic Compensation and/or Incentive Compensation; and
          (b) The whole percentage of such Basic Compensation and/or Incentive Compensation to be deferred.
     5.4 The initial Deferral Election of a new Participant shall be made by written notice signed by the Participant and delivered to the Participant’s Employing Company not later than thirty (30) days after the Employee first becomes eligible to participate in the Plan; provided however, such initial Deferral Election shall not apply to Compensation earned prior to the date such election form is filed with the Participant’s Employing Company. Any subsequent Deferral Elections shall be made by written notice signed by the Participant and delivered to the Participant’s Employing Company not later than the last day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year with respect to Compensation to be earned in such subsequent Plan Year; provided however, in the case of Performance-Based Compensation and subject to the discretion of the Administrative Committee (which may vary from each Participant), an election form may be submitted to the Company no later than six (6) months before the end of the performance period if the Administrative Committee allows for a separate election with respect to Performance-Based Compensation with respect to that Participant. A Deferral Election with respect to the deferral of future Compensation shall be an irrevocable election for each Plan Year unless otherwise modified or revoked during the Plan Year as provided in Section 5.5 herein. The termination of participation in the Plan shall not affect amounts (and the deemed investment earnings and losses thereon) previously deferred by a Participant under the Plan.
     At the time of the initial Deferral Election, a Participant shall elect the form of payment to be received upon his death or termination from employment, such form to be either (a) a lump sum, or (b) monthly, quarterly, or annual installments over a period not to exceed fifteen (15) years. The initial Deferral Election with respect to the form of payment shall govern the distribution of such Participant’s Account, except as provided in Section 5.6. If a Participant fails to specify a form of payment, his Account shall be distributed in a lump sum.
     5.5 Notwithstanding the provisions of Section 5.4 of the Plan, the Administrative Committee, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant’s Deferral Election in the event of an Unforeseeable Emergency. Any suspension authorized by the Administrative Committee shall become effective as of the first payroll period beginning thirty (30) days after receipt by the Participant’s Employing Company of the suspension application, or as soon as practicable after the receipt of such application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless modified under Section 5.4 of the Plan.
     5.6 With the approval of the Administrative Committee, a Participant may amend a prior Deferral Election on a form provided by the Administrative Committee in order to change the form of the distribution of his Account attributable to Pre-2005 Deferrals. Any such amendment to a prior Deferral Election pertaining to such Pre-2005 Deferrals shall be contingent upon the Participant’s completion of a one-year term of employment after the date the Participant executes a new payment election form, except in the event of the Participant’s death or total and permanent disability as determined by the Social Security Administration or by the Company’s insurance carrier under its group long term disability plan.
     With respect to Post-2004 Deferrals, a change in the form of payment shall be given effect by the Administrative Committee only if the election to change the form of payment (i) does not take effect until at least twelve (12) months after the date on which the Deferral Election form is filed with the Administrative Committee, and (ii) the first payment with respect to such change in election is made is deferred for a period of not less than five (5) years after the date such payment would otherwise have been made, except in the event of death or Unforeseeable Emergency. Notwithstanding the foregoing, with respect to Post-2004 Deferrals, a Participant may elect to make a new payment election with respect to such previously deferred amounts by filing a new election form with the Administrative Committee on or before December 31, 2006; provided that any such election applies only to amounts that would not otherwise be payable in 2006 and does not cause an amount to be paid in 2006 that would not otherwise be payable in such year.
     5.7 Subject to the approval of the Administrative Committee, an account held in another non-qualified deferred compensation plan sponsored by a former employer of the Participant which former employer either became an Employing Company or was acquired by an Employing Company, may be transferred to this Plan for accounting purposes, provided that (a) the other non-qualified deferred compensation plan allows for such a transfer, and (b) the transfer is made to the Company in cash and in an amount equal to the balance in the account of the Participant under the other non-qualified deferred compensation plan at the time of the transfer. Any such transfer received by the Company shall be credited for bookkeeping purposes to the Participant’s balance in his Account and shall be governed by the terms and conditions of this Plan. Under no circumstances shall the transfer mechanism under this Section 5.7 result in the account of the Participant under another non-qualified deferred compensation plan nor in the Participant’s Account being made available or distributable to the Participant.
     5.8 The Company may credit, from time to time, as a discretionary Company contribution to the Account of a Participant such amount, if any, as the Board of Directors or the Administrative Committee shall determine; provided however, that any Participant who is also an executive officer of the Company as defined in the Exchange Act (or any officer subject to Section 16 thereof) shall not be eligible to receive a discretionary Company contribution pursuant this Section 5.8. Such contributions may vary by individual Participant or by group as determined by the Board of Directors or the Administrative Committee in its sole discretion. The amount of the discretionary Company contribution, if any, shall be credited to the Account of a Participant and shall be communicated to each such Participant as soon as reasonably practicable following the approval of such discretionary Company contribution by the Board of Directors or Administrative Committee. Any discretionary Company contributions made pursuant to this Section 5.8 shall be fully vested at all times unless determined otherwise by the

Board of Directors or the Administrative Committee, in its sole discretion, upon approval of such discretionary Company contribution.
ARTICLE VI
Investment of Accounts
     6.1 The Account of each Participant shall be credited as of the last day of each calendar quarter with investment earnings and losses based upon the assets in the Account or on such more frequent basis as shall be authorized by the Administrative Committee. Upon becoming eligible to participate and before the beginning of each Plan Year, Participants may request how the deferred amounts are to be invested. The investment preference shall be made in writing on a form prescribed by the Company and shall be delivered to the Company at least ten (10) days prior to such Enrollment Date and shall be effective as of such Enrollment Date. The Investment Request made in accordance with this Article VI shall continue from Plan Year to Plan Year unless the Participant changes the Investment Request by submitting a written request to the Company on a form prescribed by the Company not later than the tenth (10th) day prior to the next succeeding Plan Year. Any such change shall become effective as of the first day of the Plan Year next following the Plan Year in which such request is submitted to the Company. The Administrative Committee shall be authorized to permit more frequent changes in investment preferences to be effective on such dates as it shall specify. The Administrative Committee shall consider the Investment Requests but is not obligated to follow such requests.
     6.2 Participants shall be permitted to request the investment options available to participants in the Compass Bancshares, Inc. Employee Stock Ownership Plan or any such other investment options as the Administrative Committee may approve in its discretion and can allocate their Account balances among such options for the Plan Year. Dividends, interest and other distributions deemed to be received with respect to an investment option shall be deemed to be reinvested in the same investment option on such valuation system as shall be approved by the Administrative Committee. No Participant shall be entitled to any voting rights with respect to any shares of Company stock credited to his Account.
     6.3 At the end of each Plan Year (or on a more frequent basis as determined by the Administrative Committee), a report shall be issued to each Participant who has an Account and said report will set forth the value in such Account.
     6.4 The Accounts under the Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any Account shall be required to hold any actual fund or asset.
ARTICLE VII
Distribution of Accounts
     7.1 When a Participant terminates his employment with an Employing Company, said Participant shall be entitled to receive the balance of his Account in cash in a lump sum or in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form.
     In the event the value of any Participant’s Account at the time distribution is to commence is $10,000 or less, the Account shall be distributed in cash in a lump sum notwithstanding a Participant’s election to have his Account distributed in installments under the Plan. All payments due under this Section 7.1 shall be made or shall commence as soon as reasonably feasible following a Participant’s termination of employment. Any amounts deemed to be invested in a Company stock fund shall be equal to the market value of any shares of Common Stock reported in a Participant’s Account, based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding a lump sum distribution. No portion of a Participant’s Account shall be distributed in Common Stock. The portion of an Account attributable to investments deemed to be made in investments other than Common Stock shall be valued on the date a distribution is processed. The transfer by a Participant between Employing Companies shall not be deemed to be a termination of employment with an Employing Company for purposes of this Plan.
     Notwithstanding the foregoing, distributions of Post-2004 Deferrals to a Key Employee as a result of Separation from Service, whether the distribution is made in the form of a lump sum or installments, shall not be made or the payments may not begin before the date which is six (6) months following the date of the Separation from Service, or, if earlier, the date of death of the Key Employee.
     7.2 Upon the death of a Participant prior to the payment of his Account, the balance of his Account shall be paid to the Participant’s Beneficiary in lump sum or in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form with such payment to be made or payments to commence in the case of installment distributions within sixty (60) days following the close of the calendar quarter in which the Administrative Committee is provided evidence of the Participant’s death (or as soon as reasonably practicable thereafter); provided, however, if the value of the Account at the time an installment distribution is to commence is $10,000 or less, the Account shall be distributed to the Participant’s Beneficiary in a lump sum. In the event a Beneficiary designation is not on file or the designated Beneficiary is deceased or cannot be located, payment will be made to the estate of the Participant. The market value of any shares of Common Stock credited to a Participant’s Account shall be based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding the date of any lump sum or installment distribution. No portion of a Participant’s Account shall be distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed. If a Participant who has elected to have his Account distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the installments shall continue and shall be paid to the Beneficiary as if the Participant had not died.
     7.3 The Beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary.

     7.4 A Participant may request a distribution due to an Unforeseeable Emergency by submitting a written request to the Administrative Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Administrative Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the emergency. The allowed distribution shall be payable in a method determined by the Administrative Committee as soon as possible after approval of such distribution.
     7.5 Upon a Change in Control of Compass Bancshares, Inc. a Participant shall be paid the balance of his Account in a lump sum within sixty (60) days following the close of the calendar quarter in which the Change in Control occurs.
     7.6 Notwithstanding any provision of this Plan to the contrary, pursuant to Code Section 409A(a)(2), Post-2004 Deferrals may not be distributed earlier than: (a) a Participant’s Separation from Service, (b) the Participant’s death, (c) a Change in Control or (d) the occurrence of an Unforeseeable Emergency.
ARTICLE VIII
Miscellaneous Provisions
     8.1 Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.
     8.2 The assets from which Participant benefits shall be paid shall at all times be subject to the claims of the creditors of the Employing Companies and a Participant shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under the Plan. The Plan shall at all times be considered entirely unfunded for both tax purposes and for purposes of Title I of ERISA and no provision shall at any time be made with respect to segregating assets of any Participant for payment of any amounts hereunder. The Plan constitutes a mere promise of the Employing Companies to make payments to Participants in the future and Participants have rights only as general unsecured creditors of the Employing Companies.
     8.3 The Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination. The Plan may also be amended or modified by the Administrative Committee if such amendment or modification does not involve a substantial increase in cost to the Employing Companies.

     8.4 It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by an Employing Company.
     8.5 The Employing Companies make no representation with respect to the state, federal, financial, estate planning or the securities implications of the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.
     8.6 There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employing Company to such governmental authority for the account of the person entitled to such distribution.
     8.7 Any Basic Compensation deferred by a Participant while employed by an Employing Company shall not be considered compensation earned currently for purposes of the Compass Bancshares, Inc. Employee Stock Ownership Plan or the Compass Bancshares, Inc. Retirement Plan. Distributions from a participant’s Account shall not be considered wages, salaries or compensation under any other employee benefit plan.
     8.8 No provision of this Plan shall be construed to affect in any manner the existing rights of any Employing Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and such Employing Company.
     8.9 Except to the extent pre-empted by federal law, this Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Alabama.
     8.10 Compliance with the AJCA. Code Section 409A, as added by the American Jobs Creation Act of 2004 (AJCA), substantially revised the requirements applicable to certain deferred compensation arrangements. With respect to Post-2004 Deferrals, this Plan is intended to comply, and to be operated in all respects in compliance, with the requirements of Code Section 409A and all Internal Revenue Service rulings, Treasury regulations or other pronouncements or guidance implementing or interpreting its provisions. With respect to Post-2004 Deferrals, all provisions of this Plan shall be interpreted or construed so as to meet the requirements of Code Section 409A and all regulations, rulings and other pronouncements or guidance thereunder and no action, amendment or termination of the Plan shall be effective to the extent it would cause the Plan to violate the requirements of Code Section 409A.
     The Pre-2005 Deferrals are intended to qualify for grandfathered status pursuant to Internal Revenue Service guidance, including any Treasury regulations, so no provision hereof shall have the effect of enhancing, adding or materially modifying a right or benefit of any Participant with respect to such Pre-2005 Deferrals. To the extent that any provision hereof may be interpreted or construed as so enhancing, adding or modifying a right or benefit, such provision shall be void and of no effect.
     With respect to the Post-2004 Deferrals, in the event subsequent Treasury Regulations, Internal Revenue Service rulings or other pronouncements or guidance interpreting or implementing the provisions of Code Section 409A affect any provisions of this Plan or any election or other administrative form used for the Plan, this Plan and any election or other administrative form used for the Plan shall be amended, as necessary, to comply with such regulation, ruling or other pronouncement or guidance; and, until adoption of any such amendment, the provisions hereof shall be construed and interpreted, to the extent possible, to comply with the applicable provisions of such regulation, ruling or other pronouncement or guidance. No such amendment to the Plan or to any administrative form shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.
     8.11 It is intended that Plan transactions and elections made by Participants who are subject to Section 16 of the Exchange Act meet applicable requirements for exemption pursuant to Rule 16b-3 under the Exchange Act and that this Plan be operated and interpreted in all respects in compliance therewith. Accordingly, notwithstanding anything in this Plan to the contrary, all transactions, elections, amendments, applications or other actions or determinations in connection with the Plan (including without limitation elections and amendments under Article V, hardship distribution applications under Section 7.4, and amendments to the Plan) with respect to or affecting any Participant subject to Section 16 of the Exchange Act shall be subject to the prior approval of the Board of Directors (or the Compensation Committee thereof) to the extent that the Administrative Committee deems such prior approval necessary or appropriate. Notwithstanding anything in this Plan to the contrary, the Administrative Committee may restrict, rescind or deem void any Plan transaction or election, or impose other restrictions, rules or procedures with respect to the Plan or participation therein, to the extent deemed necessary or appropriate by the Administrative Committee in furtherance of this Section 8.11.